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                                                                    EXHIBIT 99.1

[NOBLE LOGO]

                                  [Proxy Card]


                           NOBLE DRILLING CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints James C. Day and Byron L. Welliver, and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock ("Common Stock") of Noble Drilling Corporation (the "Company") standing in the name of the undersigned on ____________, 1994, at the special meeting of stockholders to be held on ____________, 1994 at 10:00 a.m., local time, at Houston, Texas, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

1.   FOR ( )      AGAINST ( )      ABSTAIN ( )    Approval of (a) the Agreement
                                                  and Plan of Merger (the
                                                  "Merger Agreement"), as more
                                                  fully described in the
                                                  accompanying Joint Proxy
                                                  Statement/Prospectus, and
                                                  pursuant to which, among
                                                  other things, (i) Chiles
                                                  Offshore Corporation
                                                  ("Chiles") would merge with
                                                  and into a newly formed,
                                                  wholly owned subsidiary of
                                                  the Company and (ii) each
                                                  issued and outstanding share
                                                  of Common Stock of Chiles
                                                  would be converted into the
                                                  right to receive 0.75 of a
                                                  share of Common Stock of the
                                                  Company and each issued and
                                                  outstanding share of $1.50
                                                  Convertible Preferred Stock
                                                  of Chiles would be converted
                                                  into the right to receive one
                                                  share of a new series of
                                                  $1.50 Convertible Preferred
                                                  Stock of the Company, and (b)
                                                  the issuance of shares of
                                                  Common Stock of the Company
                                                  and the new series of $1.50
                                                  Convertible Preferred Stock
                                                  of the Company pursuant to
                                                  the Merger Agreement.

2.   FOR ( )      AGAINST ( )      ABSTAIN ( )    Adoption of the amendment to
                                                  the Company's Restated
                                                  Certificate of Incorporation
                                                  to increase the number of
                                                  authorized shares of Common
                                                  Stock from 75,000,000 to
                                                  200,000,000.

3.   FOR ( )      AGAINST ( )      ABSTAIN ( )    Approval of amendments to the
                                                  Noble Drilling Corporation
                                                  1991 Stock Option and
                                                  Restricted Stock Plan to (i)
                                                  increase from 1,900,000 to
                                                  5,200,000 the aggregate
                                                  number of shares of Common
                                                  Stock available for issuance
                                                  thereunder, (ii) limit to
                                                  2,600,000 the total number of
                                                  shares of Common Stock that
                                                  may be made subject to grants
                                                  of options and stock
                                                  appreciation rights or awards
                                                  of restricted stock under the
                                                  Plan to any one person and
                                                  (iii) provide for
                                                  administration of the Plan by
                                                  directors who are "outside"
                                                  directors within the meaning
                                                  of federal tax laws.

4. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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                            [Reverse of Proxy Card]

         THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEMS 1, 2 and 3.

         The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.



                                   Dated:_________________________________, 1994

                                   _____________________________________________

                                   _____________________________________________
                                   Signature(s) of Stockholder(s)

                                   This proxy should be signed exactly as your name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

                                   PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                                   AND RETURN IT PROMPTLY IN THE ENCLOSED
                                   ENVELOPE, WHICH REQUIRES NO POSTAGE IF
                                   MAILED IN THE UNITED STATES.